Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No.’s 333-26743, 333-61467, 333-74490, 333-118861 and 333-153447 and Form S-3 No.’s 333-74065, 333-39013 and 333-36337) of Cenveo, Inc. of our report dated February 28, 2007, with respect to the consolidated financial statements and schedule of Cenveo, Inc., included in this Annual Report (Form 10-K) for the year ended January 3, 2009.

 /s/ ERNST & YOUNG LLP

Stamford, Connecticut
March 18, 2009